Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

BREITBURN ENERGY PARTNERS LP

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 8, 2015, by and among Breitburn Energy Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (collectively, the “Purchasers”).

RECITALS

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Units pursuant to the Amended and Restated Series B Preferred Unit Purchase Agreement, dated as of April 8, 2015 (the date of such closing, the “Closing Date”), by and among the Partnership and the Purchasers (the “Preferred Unit Purchase Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Preferred Unit Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Preferred Unit Purchase Agreement, except that the terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Anchorage” means ACMO BBEP Corp.

“Anchorage Holder” means Anchorage and its Affiliates, when such Person is a holder or owner of any Registrable Securities, and any other holder of Registrable Securities transferred or assigned by an Anchorage Holder to such holder in accordance with Section 2.10 of this Agreement and subject to the transfer restrictions provided in Section 4.7 of the Partnership Agreement, provided, however, that such transferee or assignee (together with such transferee or assignee’s Affiliates) holds Registrable Securities that represent at least $30.0 million of Registrable Securities (calculated based on the Registrable Securities Amount).

“Automatic Shelf Registration Statement” means a registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) (or any successor or similar provision adopted by the SEC then in effect) under the Securities Act.

“Common Units” has the meaning specified therefor in the Partnership Agreement.

“Common Unit Price” means the volume weighted average closing price of Common Units (as reported by the NASDAQ Global Select Market) for the ten trading days immediately preceding the date on which the determination is made but not to exceed the Purchase Price.

“Common Unit Registrable Securities” means the Common Units issued or issuable upon the conversion (including deemed conversion pursuant to Section 17.3(c) of the Partnership Agreement) of the Preferred Units (including PIK Units) acquired by the Purchasers pursuant to the Preferred Unit Purchase Agreement or, in the case of PIK Units, issued or issuable on such Preferred Units pursuant to the Partnership Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement.

“Delay Liquidated Damages” has the meaning specified therefor in Section 2.01(c)(ii) of this Agreement.

“Effective Date” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“EIG” means EIG Management Company, LLC.

“EIG Holder” means EIG and its Affiliates, when such Person is a holder or owner of any Registrable Securities, and any other holder of Registrable Securities transferred or assigned by an EIG Holder to such holder in accordance with Section 2.10 of this Agreement and subject to the transfer restrictions provided in Section 4.7 of the Partnership Agreement, provided, however, that such transferee or assignee (together with such transferee or assignee’s Affiliates) holds Registrable Securities that represent at least $30.0 million of Registrable Securities (calculated based on the Registrable Securities Amount).“Filing Date” means, with respect to a particular Shelf Registration Statement, the date on which such Shelf Registration Statement is filed with the SEC.

“Guggenheim” means Midland National Life Insurance Company, North American Company for Life and Health Insurance, SEI Institutional Managed Trust – Multi-Asset Income Fund, Guggenheim Funds Trust – Guggenheim Macro Opportunities Fund, Maverick Enterprises, Inc., Carey Credit Income Fund and NZC Guggenheim Fund LLC.

“Guggenheim Holder” means Guggenheim and any Person that is administered, advised or managed by Guggenheim Management, when such Person is a holder or owner of any Registrable Securities, and any other holder of Registrable Securities transferred or assigned by a Guggenheim Holder to such holder in accordance with Section 2.10 of this Agreement and subject to the transfer restrictions provided in Section 4.7 of the  Partnership Agreement, provided, however, that such transferee or assignee (together with such transferee or assignee’s Affiliates) is administered, advised or managed by Guggenheim Management.

“Guggenheim Management” means Guggenheim Partners Investment Management, LLC.

“Holder” means an Anchorage Holder, an EIG Holder or a Guggenheim Holder.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Launch Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(c)(i) of this Agreement.

“Liquidated Damages Multiplier” means (i) for Common Unit Registrable Securities, the product of the Common Unit Price times the number of Common Units (which in the case of Common Units subject to issuance upon conversion (or upon deemed conversion) of the Preferred Units shall be the number of Common Units issuable upon conversion (or upon deemed conversion) of the Preferred Units at the date of determination) held by such Holder and (ii) for Preferred Unit Registrable Securities, the product of the Common Unit Price times the number of Common Units issuable upon conversion of the Preferred Unit Registrable Securities held by such Holder at the date of determination.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Overnight Underwritten Offering.

“Opt-Out Notice” shall have the meaning provided in Section 2.02(a) of this Agreement.

“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Purchaser Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.

“Parity Holders” has the meaning specified therefor in Section 2.02(c) of this Agreement.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended as of the Closing Date.

“Piggyback Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Piggyback Offering” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“PIK Units” has the meaning specified therefor in the Partnership Agreement.

“Preferred Units” means Series B Preferred Units (including PIK Units), as defined in the Partnership Agreement and issued pursuant to the Preferred Unit Purchase Agreement, or, in the case of the PIK Units, issued or issuable pursuant to the Partnership Agreement.

“Preferred Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Preferred Unit Registrable Securities” means Preferred Units outstanding and held by a Holder, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement.

“Pricing Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Purchase Price” has the meaning specified therefor in the Preferred Unit Purchase Agreement.

“Purchasers” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Unit Registrable Securities and the Preferred Unit Registrable Securities until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

“Registrable Securities Amount” means, (i) for the Common Unit Registrable Securities, the calculation based on the product of the Common Unit Price times the number of Common Unit Registrable Securities; and (ii) for the Preferred Unit Registrable Securities, the calculation based on the product of the Common Unit Price times the number of Common Units issuable upon conversion of the Preferred Unit Registrable Securities.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, other than those fees and disbursements of counsel required to be paid by the Partnership pursuant to Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units or Preferred Units, as the case may be, are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” or a “broker-facilitated” transaction with one or more investment banks. As used in this Agreement, a “broker-facilitated transaction” is a transaction in which the broker requests an opinion of counsel, comfort letter and/or due diligence information because of such broker’s internal policies and procedures related to such transaction and such broker having potential liability as an “underwriter” under Section 2(a)(11) of the Securities Act.

“Underwritten Offering Filing” has the meaning specified therefor in Section 2.02(a) of this Agreement.

Section 1.02   Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act under circumstances in which all of the applicable conditions of such Rule (then in effect) are met; or (c) such Registrable Security is held by the Partnership or one of its subsidiaries. In addition, a Holder will cease to have rights to require registration of any Securities held by that Holder under this Agreement on the later of the fifth anniversary of the Closing Date and the date on which the Holder holds Registrable Securities that represent less than $30 million of Registrable Securities (calculated based on the Registrable Securities Amount).

ARTICLE II
REGISTRATION RIGHTS

Section 2.01    Shelf Registration.

(a)        Shelf Registration. The Partnership shall (i) prepare and file by 75 days after the Closing Date a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than 180 days after the Closing Date (the “Effectiveness Deadline,” and, such date that the Shelf Registration Statement is declared or becomes effective, the “Effective Date”). The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on Form S-3 or, if Form S-3 is not then available to the Partnership, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, which shall contain a prospectus in such form as to permit any Holder to sell its Registrable Securities pursuant to Rule 415 (or any successor or similar rule adopted by the SEC then in effect) under the Securities Act at any time beginning on the effective date thereof; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify any Purchaser in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, the Partnership shall use its reasonable best efforts to include such information in such a prospectus supplement. Subject to Section 2.01(b), the Partnership will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the Effective Date, but in any event within three (3) Business Days of such date, the Partnership will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.

(b)        Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if the Partnership (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of the Partnership would materially adversely affect the Partnership; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(b) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(b) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c)          Failure To Become Effective or Excessive Delay; Liquidated Damages.

(i)          If a Shelf Registration Statement required by Section 2.01(a) is not effective before the Effectiveness Deadline, then each Holder shall be entitled to a payment (with respect to each Registrable Security held by the Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the Effectiveness Deadline, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period (i.e., 0.50% for 61-120 days, 0.75% for 121-180 days and 1.00% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”), until such time as such Shelf Registration Statement becomes effective or is declared effective or the Registrable Securities, as applicable, covered by such Shelf Registration Statement cease to Registrable Securities pursuant to Section 1.02.

(ii)         If (A) the Holders shall be prohibited from selling their Registrable Securities, under the Shelf Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (B) the Shelf Registration Statement is filed and becomes or is declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 30 days by a post-effective amendment to the Shelf Registration Statement that becomes or is declared effective, a supplement to the prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or such amendment, supplement or report is filed with the SEC and becomes or is declared effective, but not including any day on which a suspension is lifted, if applicable, then each Holder shall be entitled to a payment (with respect to each Registrable Security) from the Partnership, as Liquidated Damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60-day period immediately following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the thirty-first (31st) day after such Shelf Registration Statement ceased to be effective or failed to be usable for its intended purposes, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 60-day period (i.e., 0.50% for 61-120 days, 0.75% for 121-180 days and 1.00% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Delay Liquidated Damages”). For purposes of this Section 2.01(c)(ii), a suspension shall be deemed lifted on the date that either (A) notice that the suspension has been lifted or (B) a post-effective amendment or supplement to the prospectus or report is filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, as applicable, has been declared or has become effective, in each case is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(iii)        The Liquidated Damages and Delay Liquidated Damages shall be paid to each Holder in cash within ten (10) Business Days of the end of each such 30-day period as applicable. Any payments made pursuant to this Section 2.01(c) shall constitute the Holders’ exclusive remedy for such events. Any Liquidated Damages and Delay Liquidated Damages due under this Section 2.01(c) shall be paid to the Holders in immediately available funds.

Section 2.02         Piggyback Rights.

(a)          Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, the Partnership proposes to file (i) a shelf registration statement (in which shelf registration statement the Partnership covenants and agrees to include thereon a description of the transaction under which the Purchasers acquired the Registrable Securities) other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement and other than an Automatic Shelf Registration Statement, (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement and other than, for the avoidance of doubt, the Partnership’s shelf registration statement filed on January 8, 2015, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Common Units in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than ten Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then the Partnership shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of the Common Unit Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Partnership has been advised by the Managing Underwriter, and the Partnership has advised the Selling Holders in writing, that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Each Holder shall then have five Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board of Directors of the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Partnership of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(b)          Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, the Partnership proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced (the “Pricing Date”) before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after the Partnership engages a Managing Underwriter for the proposed Overnight Underwritten Offering, the Partnership shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after the Holder receives such notice. Notwithstanding the foregoing, if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Common Units, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, the Partnership determines for any reason not to undertake or to delay such Overnight Underwritten Offering, the Partnership shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to the Partnership of such withdrawal at least one Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Overnight Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(c)          Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Partnership, and the Partnership advises the Selling Holders in writing, that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of the Common Unit Registrable Securities that such Managing Underwriter or Underwriters advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership, and (ii) second, pro rata among all Selling Holders and holders of any other securities of the Partnership having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder shall be the product of (A) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders and Parity Holders participating in the Underwritten Offering or Overnight Underwritten Offering (for the avoidance of doubt, after giving effect to the allocation to the Partnership pursuant to clause (i) of the preceding sentence) multiplied by (B) the fraction derived by dividing (x) the number of the Common Unit Registrable Securities owned at such time by such Selling Holder by (y) the aggregate number of Common Unit Registrable Securities owned at such time by all Selling Holders and Parity Holders participating in the Underwritten Offering or Overnight Underwritten Offering. All participating Selling Holders and Parity Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) or Parity Holders to the extent not so participating.

(d)          Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Common Units in any offering by the Partnership of Common Units executed pursuant to any “at the market” program that the Partnership may have in effect from time to time on or after the date of this Agreement.

Section 2.03         Underwritten Offering. In the event that the Selling Holders holding a majority of the Registrable Securities elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering, the Partnership will retain Underwriters (which Underwriters shall be reasonably acceptable to the Purchasers) subject to such sale through an Underwritten Offering or Overnight Underwritten Offering, including entering into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. The Partnership management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering or Overnight Underwritten Offering are reasonably expected to exceed $50 million; provided, however, that the Partnership management shall not be required to participate in more than two roadshows or similar marketing efforts on a yearly basis. In no event may the Selling Holders holding a majority of the Registrable Securities request more than two Underwritten Offerings or Overnight Underwritten Offerings in the aggregate in any year. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the Underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.04         Registration Procedures. In connection with its obligations under this Article II, the Partnership or the applicable Selling Holder, as the case may be, will, as expeditiously as possible:

(a)          prepare and file with the SEC, and cause to be declared or become effective as soon as practicable, the Shelf Registration Statement with respect to all Registrable Securities as provided herein, make all required filings with the Financial Industry Regulatory Authority, Inc. and use reasonable best efforts to keep such Shelf Registration Statement continuously effective during the period such Shelf Registration Statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Shelf Registration Statement or the prospectus contained therein to contain a material misstatement or omission, the Partnership shall file an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus, or a report filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, correcting any such misstatement or omission, and the Partnership shall use reasonable best efforts to cause such amendment to be declared or become effective and the Shelf Registration Statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter;

(b)          prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(c)          furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or any prospectus or prospectus supplement to be used in connection therewith or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;

(d)          if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)          promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(f)          immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)          furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)          in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for the Partnership, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;

(i)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)          make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Partnership need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k)          cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed or quoted;

(l)          use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)          provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n)           enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and entry of such Registrable Securities in book-entry with The Depository Trust Company (including, making appropriate officers of the General Partner available to participate in any “road show” presentations before analysts and other customary marketing activities (including one on one meetings with prospective purchasers of the Registrable Securities);

(o)          cause the Registrable Securities to be initially represented by direct registration with the Partnership’s transfer agent. In connection therewith, if reasonably required by the Partnership’s transfer agent, the Partnership shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Shelf Registration Statement;

(p)          if any Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Purchaser Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to the Partnership and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Partnership Unitholder’s request, furnish to such Partnership Unitholder, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from the Partnership’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Partnership Unitholder, (B) an opinion, dated as of such date, of counsel representing the Partnership for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of the Partnership addressed to such Partnership Unitholder; and (iii) permit legal counsel of such Purchaser to review and comment upon any Partnership Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Partnership Unitholder’s legal counsel reasonably objects;

(q)          Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(r)          if requested by a Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to the Shelf Registration Statement or any other registration statement; and

(s)          use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

Section 2.05         Cooperation by Holders. The Partnership shall have no obligation to include in the Shelf Registration Statement Registrable Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Partnership, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.06         Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering or Overnight Underwritten Offering of equity securities by the Partnership, provided that (i) the Partnership gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Partnership or on the officers or directors or any other unitholder of the Partnership on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than $10 million of Registrable Securities, which value shall be determined by multiplying the number of Common Unit Registrable Securities and Preferred Unit Registrable Securities on an as-converted basis (based on the Series B Conversion Ratio (as defined in the Partnership Agreement) then in effect) owned by the Common Unit Price.

Section 2.07         Expenses.

(a)          Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement or any other registration statement, prospectus or prospectus supplement or amendment or supplement contemplated by this Agreement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, all underwriting fees, discounts and selling commissions and (to the extent not paid by the applicable underwriters) fees of underwriters’ counsel allocable to the sale of the Registrable Securities, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of (x) one counsel to the Holders and (y) counsel and independent public accountants (and, if applicable, independent reserve engineers) for the Partnership, including the expenses of any legal opinions or letters, special audits or “comfort letters” required by or incident to such performance and compliance.

(b)          Expenses. The Partnership will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement.

Section 2.08         Indemnification.

(a)          By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors, officers, managers, employees and agents and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors, officers, employees and agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus (or roadshow or other similar marketing material) or final prospectus, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Partnership’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person and shall survive the transfer of such securities by such Selling Holder.

(b)          By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors and officers, and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)          Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 2.08 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)          Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to the Partnership or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Partnership, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Partnership, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Partnership, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)          Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09         Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its reasonable best efforts to:

(a)          Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the Closing Date;

(b)          File with the SEC in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the Closing Date;

(c)          So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d)          take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.

Section 2.10         Transfer or Assignment of Registration Rights. The rights to cause the Partnership to include Registrable Securities in a Shelf Registration Statement may not be transferred or assigned by any Holder except as provided in the definitions of Anchorage Holder, EIG Holder and Guggenheim Holder provided that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement.

Section 2.11         Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Partnership such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Partnership may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.12         Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Partnership shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any Piggyback Offering by the Partnership for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.01         Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

if to the Partnership to:

Breitburn Energy Partners LP
515 S. Flower Street, Ste. 4800

Los Angeles, CA 90071

Facsimile: (213) 225-5916

Attention: Greg Brown

Email: gbrown@breitburn.com

with a copy to:

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Shelley A. Barber

Facsimile: (917) 849-5353

Email: sbarber@velaw.com

if to the Purchasers to:

To the respective address listed on Schedule A hereof

with copies to (which shall not constitute notice):

EIG Management Company, LLC
1700 Pennsylvania Ave NW, Suite 800
Washington, DC 20006
Attention: Niranjan Ravindran, Senior Vice President
Telephone: (202) 600-3309
Email: wdc@eigpartners.com

and

EIG Management Company, LLC

Three Allen Center

333 Clay Street, Suite 3500

Houston, TX 77002

Attention: Clayton Taylor, Managing Director

Telephone: (713) 615-7423

Email: clay.taylor@eigpartners.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Richard Aftanas and John Pitts
Facsimile: (212) 446-4900
Email: richard.aftanas@kirkland.com and john.pitts@kirkland.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Ken Ziman

Facsimile: (917) 777-3310

Email: ken.ziman@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Michelle Gasaway

Facsimile: (213) 621-5122

Email: michelle.gasaway@skadden.com

and

Guggenheim Purchasers

c/o Guggenheim Partners Investment Management, LLC

330 Madison Avenue, 10th Floor

New York, NY 10017

Attn: GI Legal

Facsimile: 212-644-8107

Email: GILegal@Guggenheimpartners.com

or, if to a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient's normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.

Section 3.02         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03         Assignment of Rights. All or any portion of the rights and obligations of the Purchasers under this Agreement may be transferred or assigned by the Purchasers only in accordance with Section 2.10 of this Agreement. The Partnership may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities.

Section 3.04         Recapitalization, Exchanges, etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05         Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 3.06         Change of Control. The Partnership shall not merge, consolidate or combine with any other Person, or reorganize or convert into another entity or form of entity, or engage in any similar transaction unless the agreement providing for such merger, consolidation or combination, or reorganization or conversion or similar transaction, expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination or reorganization or conversion or similar transaction.

Section 3.07         Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.08         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.09         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.10         Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 3.11         Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereby irrevocably and unconditionally agrees (1) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (2)(A) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent, and (B) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (2)(A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 3.12         WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.13         Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.14         Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Preferred Unit Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.15         Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.16         No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.17         Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their transferees or assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Purchaser or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of a Purchaser under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.18         Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.19         Further Assurances. The Partnership and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BREITBURN ENERGY PARTNERS LP

By:	Breitburn GP LLC, its general partner

	By:	/s/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

EIG Redwood Equity Aggregator, LP

By:	EIG Redwood Aggregator GP, LLC, is general partner
By:	EIG Asset Management, LLC, its sole member

By:	/s/ Clayton Taylor
Name:	Clayton Taylor
Title:	Managing Director

By:	/s/ Richard Punches
Name:	Richard Punches
Title:	Managing Director

ACMO BBEP Corp.

By:	Anchorage Capital Group, L.L.C., its
investment manager

By:	/s/ Daniel Allen
Name:	Daniel Allen
Title:	Senior Portfolio Manager

As tax nominee for Anchorage Capital Partners, L.P. and ACMO BBEP, L.P.

Signature Page to Registration Rights Agreement

Schedule A

Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
EIG Redwood Equity Aggregator, LP

EIG Redwood Equity Aggregator, LP

c/o EIG Management Company, LLC

1700 Pennsylvania Ave NW, Suite 800

Washington, DC 20006

Attention: Niranjan Ravindran, Senior Vice President

Telephone: (202) 600-3309

Email: wdc@eigpartners.com

ACMO BBEP Corp.	ACMO BBEP Corp. c/o Anchorage Capital Group, L.L.C. 610 Broadway, 6th Floor New York, NY 10012 Attn: Legal Facsimile: 212-426-4601 Email: legal@anchoragecap.com and ops@anchoragecap.com

Midland National Life Insurance Company	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com
North American Company for Life and Health Insurance	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com
SEI Institutional Managed Trust – Multi-Asset Income Fund	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com

A-1

Guggenheim Funds Trust – Guggenheim Macro Opportunities Fund	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com
Maverick Enterprises, Inc.	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com
Carey Credit Income Fund	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com
NZC Guggenheim Fund LLC	Guggenheim Purchasers c/o Guggenheim Partners Investment Management, LLC 330 Madison Avenue, 10th Floor New York, NY 10017 Attn: GI Legal Facsimile: 212-644-8107 Email: GILegal@Guggenheimpartners.com